                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 23, 2002, accompanying the financial statements of HydroFlo, Inc. contained in Amendment 6 to the Form SB2
Registration Statement and Prospectus filed on May 12, 2003. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Interest of Named
Experts."

\s\ Grant Thornton LLP
    Grant Thornton LLP

Raleigh, North Carolina
June 3, 2003